UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2006

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement—McAleer Computer Associates, Inc.

On November 27, 2006, Computer Software Innovations, Inc. (“CSI”) entered into an Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. (the “Agreement”) with McAleer Computer Associates, Inc. (“MCAI”) and William J. McAleer (“McAleer”), the sole shareholder of MCAI. The Agreement is filed as Exhibit 10.1 and is incorporated herein by reference.

The Agreement is the definitive acquisition agreement contemplated by the letter of intent among CSI, MCAI and McAleer executed and delivered on September 14, 2006 (the “Letter of Intent”). The Letter of Intent was previously disclosed in CSI’s Form 8-K filed September 20, 2006 and filed as Exhibit 10.1 to CSI’s Form 10-QSB filed November 13, 2006. The term of the Letter of Intent was extended by the parties on October 31, 2006, as previously disclosed in a Form 8-K filed November 6, 2006. The related extension agreement was filed as Exhibit 10.3 to CSI’s Form 10-QSB filed November 13, 2006.

Highlights of Proposed Acquisition and Terms of the Agreement

The Agreement sets forth the terms and conditions for CSI’s acquisition of substantially all of the assets and business operations of MCAI. The proposed acquisition, if consummated, would expand CSI’s reach from its primary three state markets to an eight-state footprint in the Southeast. CSI believes the acquisition would constitute a major move for the company in implementing its stated strategy of geographic expansion, with the ultimate goal of achieving a national presence. CSI also believes MCAI has a strong management team and a reputation for delivering quality customer service from its location in Mobile, Alabama. CSI plans to utilize the existing MCAI staff to continue to service MCAI’s existing clients from the offices in Mobile, following the closing of the proposed acquisition. CSI anticipates that it would be able to capitalize on the new Mobile location by delivering expanded technology and service offerings to the broader geographic area and the local government (city and county) markets. In contrast to CSI, MCAI has not historically focused on the local government market or provided as broad a range of technology solutions.

The assets to be acquired would include real estate; furniture, fixtures and equipment; software rights; hardware; technical information and materials; intellectual property; customer lists and information; goodwill and MCAI’s corporate name; and certain work in progress (collectively, the “Purchased Assets”). CSI will assume no liabilities of MCAI, other than certain leases and obligations of MCAI under ongoing customer contracts. The total purchase price for the Purchased Assets (the “Purchase Price”) is $4,050,000, of which $3,525,000 is payable in cash at closing. The balance of $525,000 will be paid in twenty quarterly installments of principal in the amount of $26,250, plus interest in arrears at the LIBOR rate, beginning March 31, 2007. The deferred portion of the Purchase Price will be secured by a first mortgage on the real property of MCAI being conveyed. Pursuant to the terms of the Letter of Intent, CSI made a payment of $100,000 to MCAI as an earnest money deposit. This earnest money deposit will be applied to the Purchase Price at closing. If the closing does not occur through no fault of MCAI, MCAI will retain this deposit.

The Agreement further provides that MCAI and McAleer will sign a non-competition agreement with CSI, and that Jeffrey Mackin, director of MCAI’s operations, will sign an employment agreement with CSI. CSI is entitled to hire other employees of MCAI as it deems necessary or desirable.

CSI’s obligation to consummate the acquisition is subject to a number of conditions, including: (1) certain representations and covenants of MCAI and McAleer being true at closing; (2) CSI obtaining financing satisfactory to it; (3) MCAI meeting a minimum EBITDA requirement for 2006; and (4) other conditions customary for similar transactions. MCAI’s and McAleer’s representations and covenants include: (1) the accuracy of financial information provided to CSI; (2) refraining from soliciting any other purchase offers; and (3) other customary representations and covenants. Subsequent to closing, MCAI also agrees that it will pay all of its outstanding liabilities promptly, except for those debts assumed by CSI.

MCAI’s and McAleer’s obligations to proceed with the acquisition at closing are subject to certain conditions, including: (1) certain representations and covenants of CSI being true at closing; (2) CSI’s obtaining all required authorizations; and (3) other customary

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conditions. CSI’s representations and covenants include: (1) paying the cost of obtaining audited financial statements of MCAI for the periods ended December 31, 2004, December 31, 2005 and December 31, 2006; and (2) other customary representations and covenants.

Under the Agreement’s indemnification provisions, CSI has agreed, in general, to indemnify MCAI and McAleer against loss resulting from any breach of CSI’s representations or covenants made in the Agreement, and any post-closing items not arising from pre-closing circumstances, subject to certain time limitations. MCAI and McAleer have agreed to indemnify CSI, in general, against any loss resulting from any breach of their representations or covenants made in the Agreement, and any pre-closing circumstances, subject to certain time and monetary limitations.

The Agreement may be terminated by mutual consent or by any party not at fault after January 2, 2007. If a breach of the terms of the Agreement occurs, the non-breaching party may terminate the agreement if the breach is not cured within fifteen days after providing written notice. If the Agreement is terminated by CSI due to a breach caused by MCAI or McAleer, CSI’s remedies will include entitlement to the return of the earnest money deposit. If the Agreement is terminated by MCAI due to a breach caused by CSI, MCAI will be entitled to keep the earnest money deposit as its sole remedy.

The closing date is scheduled for January 2, 2007, with an effective date of January 1, 2007.

Forward-Looking and Cautionary Statements

Certain information contained in this report includes forward-looking statements that involve substantial risk and uncertainties. Any statement in this report that is not a statement of an historical fact constitutes a “forward-looking statement.” Among other things, these statements relate to our financial condition, results of operations and business. When used in this report, these forward-looking statements are generally identified by the words or phrases “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “project” or words of similar import. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For more information on factors that could affect expectations, see the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This report speaks only as of its date, and the Company disclaims any duty to update the information herein.

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Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description
10.1	Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. dated November 27, 2006 among Computer Software Innovations, Inc., McAleer Computer Associates, Inc. and William J. McAleer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and CEO

Dated: December 1, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement for the Acquisition of Assets of McAleer Computer Associates, Inc. by Computer Software Innovations, Inc. dated November 27, 2006 among Computer Software Innovations, Inc., McAleer Computer Associates, Inc. and William J. McAleer.